Exhibit 99.12
                             Selected Information
                      Ford Credit Auto Owner Trust 1999-C
                           through December 31, 1999
                    ----------------------------------------

           Class A-1        Class A-2        Class A-3        Class A-4        Class B          Class C
           5.149%           5.351%           5.77%            6.08%            6.42%            6.75%
           Asset            Asset            Asset            Asset            Asset            Certificates
           Backed           Backed           Backed           Backed           Backed
           Notes            Notes            Notes            Notes            Notes
           ------------     ------------     ------------     ------------     ------------     -------------




Principal
Paid       $250,000,000.00  $396,915,716.84  $          0.00  $          0.00  $          0.00  $          0.00

Interest
Paid       $  1,331,960.81  $ 12,378,130.81  $ 26,340,050.00  $ 17,588,554.35  $  3,240,292.06  $  1,946,744.25

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Total Servicing Fees Paid:  $ 15,159,913.66



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